Exhibit 10.1

SEVENTH AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT is entered into effective as of August 5, 2013, by and between INTERMEC, INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Credit Agreement dated January 14, 2011 (as amended, the “Credit Agreement”). Borrower and Bank desire to amend the Credit Agreement in the manner set forth below. All capitalized terms used herein and not otherwise defined herein shall have the meaning attributed to them in the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Borrower and Bank hereby agree as follows:

1. Section 4.9(a). Section 4.9(a) of the Credit Agreement is amended in its entirety to read as follows:

“(a) Borrower’s Adjusted EBITDA not less than $25,000,000 as of the end of Borrower’s second fiscal quarter of 2012, not less than $35,000,000 as of the end of Borrower’s third and fourth fiscal quarters of 2012 and as of the end of each of Borrower’s fiscal quarters of 2013 and as of the end of Borrower’s first and second fiscal quarters of 2014, and not less than $45,000,000 as of the end of Borrower’s third fiscal quarter of 2014 and as of the end of each subsequent fiscal quarter of Borrower. “Borrower’s Adjusted EBITDA” means, as of the end of a fiscal quarter of Borrower, Borrower’s net income before tax for the four fiscal quarters ending with such fiscal quarter plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense for such period, plus any of the following for such period to the extent decreasing net income: (i) any non-cash compensation expense recorded from grants of stock appreciation, stock options, restricted stock or other similar rights to officers, directors and other employees, (ii) any non-cash item or deduction recorded in accordance with any change in GAAP during or effective as of such period, (iii) any other non-cash item (other than any non-cash charges to the extent such charges represent an accrual of or reserve for cash expenditures in any future period), (iv) with respect to the portion of such period ending before April 3, 2012, extraordinary, non-recurring or one-time expenses, losses or charges not to exceed $10,000,000 for such portion of such period, plus Historical EBITDA for such portion of such period, plus Target Acquisition Costs for such portion of such period, and (v) any Borrower Transaction Expenses (as defined below) incurred or subject to reimbursement by Borrower. “Borrower Transaction Expenses” means an amount equal to any fees, costs and expenses incurred or subject to reimbursement by Borrower or any of its Subsidiaries in connection with (A) that certain Agreement and Plan of Merger, dated as of December 9, 2012, by and among Borrower, Honeywell International Inc., a Delaware corporation, and Hawkeye Merger Sub Corp., a Delaware corporation (the “Merger Agreement”), (B) the transactions contemplated by the Merger Agreement, and (C) the strategic process undertaken by the Borrower that resulted in the entry into the Merger Agreement, including all costs, fees and expenses incurred in connection with any and all actions, suits, litigation, or proceedings related to, arising out of, or commenced or threatened in connection with the entry into or the announcement or pendency of the Merger Agreement, the transactions contemplated by the Merger Agreement, or the strategic process undertaken by Borrower related thereto.”

2. Ratification. Except as otherwise provided in this Seventh Amendment, all of the provisions of the Credit Agreement are hereby ratified and confirmed and shall remain in full force and effect.

3. One Agreement. The Credit Agreement, as modified by the provisions of this Seventh Amendment, shall be construed as one agreement.

4. Effective Date. This Seventh Amendment shall be effective as of August 5, 2013, upon execution and delivery by the parties of this Seventh Amendment and the attached Guarantors’ Acknowledgement, Consent and Reaffirmation.

5. Counterparts. This Seventh Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Seventh Amendment by fax or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Seventh Amendment.

[Signature page follows]

IN WITNESS WHEREOF, this Seventh Amendment to Amended and Restated Credit Agreement has been duly executed.

INTERMEC, INC.

By:	/s/ Frank McCallick
Frank McCallick
Treasurer, Vice President Tax

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Gloria Nemechek
Gloria Nemechek
Senior Vice President

SIGNATURE PAGE TO SEVENTH AMENDMENT TO AR WELLS FARGO CREDIT FACILITY